G. BRAD BECKSTEAD
CERTIFIED PUBLIC ACCOUNTANT

                                                            330 E. Warm Springs
                                                            Las Vegas, NV 89119
                                                                   702.257.1984
                                                               702.362.0540 fax


March 6, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of March 6, 2002, on the Financial Statements of eClic, Inc. from the inception date of March 1, 1999 through December 31, 2001, in its annual Form 10KSB filing to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA



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